As filed with the Securities and Exchange Commission on May 9, 1997
                                                Commission File No.  33-15097-D

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933


SYNPATIX SYSTEMS CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

             COLORADO                                 84-1045715
(State  or  other  jurisdiction  of            (Employer Identification No.)
incorporation  or  organization)


2450 South Shore Boulevard, Suite 210, League City, Texas          77573
---------------------------------------------------------     -----------------
         (Address of Principal Executive Offices)                 (Zip Code)


SYNAPTIX SYSTEMS CORPORATION
1997 EMPLOYEE STOCK COMPENSATION PLAN
(Full title of the plan)


Alan W. Harvey
Chief Executive Officer
2450 South Shore Boulevard
Suite 210
League City, Texas 77573
(Name and Address of agent for service)

(281) 334-0708
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be     Amount         Proposed Maximum         Proposed Maximum         Amount of
Registered                    to be          Offering Price Per       Aggregate Offering       Registration fee
                              Registered     Share (1)                Price (1)
--------------------------    -----------    ------------------       ------------------       ----------------
Common Stock (par value
$.003 per share)              4,000,000      $.05                     $200,000.00              $100.00


PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


Note: The document(s) containing the employee benefit plan information required by Item 1 of Form S-8 and the statement of availability of Registrant information and any other information required by Item 2 of Form S-8 will be sent or given to participants as specified under Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with Rule 429 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. The Registrant shall maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the Registrant shall furnish to the Commission or its staff a copy or copies of all of the documents included in such file.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.           Incorporation of Documents by Reference

         This Registration Statement incorporates herein by reference the following documents which have been filed with the Commission by Synaptix Systems Corporation, a Colorado corporation (the "Company"):

          1. The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1996 (File No. 33-15097-D).

          2. The Company's Quarterly Reports on Form 10-Q for the quarters ended September 30, 1996 and December 31, 1996 (File No. 33-15097-D).

          3. The Company's Current Reports on Form 8-K filed January 13, 1997 and January 22, 1997. (File No. 33-15097-D).

          4.   The  description of the Company's  common stock,  par value $.003 per share ("Common Stock") contained in the Company's Registration Statement on Form 14A filed January 7, 1997 (File No. 33-15097-D).

          5.   Form 10C filed May 6, 1997.

         A copy of the Company's Restated Articles of Incorporation of Synaptix Systems Corporation which were filed with the office of the Secretary of State of the State of Colorado on April 9, 1997, are being filed herewith.

         Each document filed by the Company pursuant to Sections 12(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

         Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.       DESCRIPTION OF SECURITIES

              Not Applicable.

Item 5.       INTERESTS OF NAMED EXPERTS AND COUNSEL

              Not Applicable.

Item 6.       INDEMNIFICATION OF DIRECTORS AND OFFICERS

              Article Sixth(b) of the Articles of Incorporation provides as follows:

                  The corporation shall indemnify, to the extent permitted by law, any person who is or was a director, officer, agent, fiduciary or employee of the corporation against any claim, liability or expense arising against or incurred by such person as a result of actions reasonably taken by him at the direction of the corporation. The corporation shall further have the authority to the full extent permitted by law to indemnify its directors, officers, agents, fiduciaries and employees against any claim, liability or expense arising against or incurred by them in all other circumstances and to maintain insurance providing such indemnification.

              Article Sixth(c) of the Articles of Incorporation provides as follows:

                  No director of this corporation shall have any personal liability for monetary damages to the corporation or its shareholders for breach of a fiduciary duty as a director except that this provision shall not eliminate or limit the liability of a director to the corporation or its shareholders for monetary damages for (i) any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) payment of a dividend or approval of a stock repurchase in contravention of C.R.S., ss.7-5-114, or (iv) any transaction from which the director derives an improper personal benefit.

CERTIFICATE OF INCORPORATION

         The Amended and Restated Articles of Incorporation of the Company provide that the personal liability of each director of the Company shall be eliminated and limited to the full extent permitted by the laws of the State of Colorado, including without limitation as permitted by the provisions of Section 7-3-101(1)(u) of the Colorado Corporation Code (Title 7 of the Colorado Revised Statutes) and any successor provision, as amended.

ITEM 7.       EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable.

ITEM 8.       EXHIBITS

         The following documents are filed as a part of this Registration Statement or incorporated by reference herein:

Exhibit
Number         Description

     4         Certificate of Amended and Restated Articles of Incorporation
     5         Opinion of Rodi, Pollock, Galbraith, Pettker & Cahill
   23.1        Consent of Smith & Company
   23.2        Consent of Rodi, Pollock, Galbrtaith, Pettker & Cahill
   24          Power of Attorney

SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of League City, State of Texas, on the 7th day of May, 1997.


SYNAPTIX SYSTEMS CORPORATION


   By:   /s/ Alan W. Harvey
             Alan W. Harvey, President, Chief Executive
             Officer and Chairman of the Board

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 7th day of May, 1997.


/s/ Alan W. Harvey        President, Chief Executive Officer and Chairman of the
    Alan W. Harvey          Board of Directors (Principal Executive Officer)


/s/ Edward S. Fleming      Vice President and Chief Financial Officer, Director
    Edward S. Fleming


/s/ Christine N. Croneau   Secretary
    Christine N. Croneau


/s/ Mark F. Walz            Director
    Mark F. Walz

EXHIBITS

EXHIBIT INDEX



EXHIBIT
NO.           DESCRIPTION
     4        Restated Articles of Incorporation of Synaptix Systems Corporation
     5        Opinion of Rodi, Pollock, Pettker, Galbraith & Cahill
   23.1       Consent of Smith & Company
   23.2       Consent of Rodi, Pollock, Pettker, Galbraith & Cahill
   24         Power of Attorney

EXHIBIT 4

RESTATED ARTICLES OF INCORPORATION
OF
SYNAPTIX SYSTEMS CORPORATION


     FIRST: Article I of the Articles of Incorporation, as amended, is to be deleted in its entirety, changing its former name of BASIC NATURAL RESOURCES, INC., and shall in its place be substituted the following:

     The name of the corporation is: SYNAPTIX SYSTEMS CORPORATION

     SECOND: The text of the Restated Articles of Incorporation is as follows:

     FIRST: The name of the corporation is SYNAPTIX SYSTEMS CORPORATION.

     SECOND: The corporation shall have and may exercise all of the rights, powers and privileges now and hereafter conferred upon corporations organized under the laws of the State of Colorado. In addition, the corporation may do everything necessary, suitable or proper for the accomplishment of any of its corporate purposes. The corporation may conduct part or all of its business in any other part of Colorado, of the United States or the world and may hold, purchase, mortgage, lease and convey real property in any of such places.

     THIRD:

         (a) The aggregate number of shares which the corporation shall have authority to issue is Thirty-Five Million (35,000,000) shares, divided between Twenty-Five Million (25,000,000) shares of Common Stock, $.003 par value; and Ten Million (10,000,000) shares of Preferred Stock, $1.00 par value. No shares shall be issued until consideration therefor has been received, and all shares, when and as issued, shall thereafter be non-assessable.

         (b) Each shareholder of record shall have one vote for each share of Common Stock registered on the books of the corporation and entitled to vote. Cumulative voting shall be permitted in the election of directors or otherwise. No shareholder of the corporation shall have any preemptive or other right to subscribe for or acquire any unissued or treasury shares of stock or any other securities of any class, or for rights, warrants or options to purchase the stock, or for script, or for securities of any kind convertible into stock or carry stock purchase warrants or privileges.

         (c) Unless otherwise ordered by a court of competent jurisdiction, at all meetings of shareholders, one-third (1/3) of the shares entitled to vote at such meeting, represented in person or by proxy, shall constitute a quorum.

         (d) The shareholders, by vote or concurrence of a majority of the outstanding shares of the corporation, or any class of series thereof, entitled to vote on the subject matter, may take any action which, except for this provision, would require a two-thirds (2/3) vote under the Colorado Corporation Code, as amended.

     FOURTH: The number of directors of the corporation shall be fixed by the bylaws and shall not be more than nine nor less than the number required by the Colorado Corporation Code, as amended.

     FIFTH: The address of the registered agent of the corporation is:

                           1675 Broadway
                           Denver, Colorado 80202

            The name of the registered agent at such address is:

                           The Corporation Company

     SIXTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the corporation, and the same are in furtherance of and not in limitation or exclusion of the powers conferred by law.

         (a) Transactions with Interested Persons. No contract or other transaction between the corporation and one or more of its directors, or between the corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for that reason, or solely because the director or officer is present at or participates in the meeting of the board of directors or committee thereof which authorizes, approves or ratifies the contract or transaction, or solely because the director's votes are counted for such purpose, if: (i) the materials facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors of the committee, and the board or committee in good faith authorizes, approves or ratifies the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors are less than a quorum, or (ii) the materials facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically authorized, approved or ratified in good faith by vote of the shareholders; or (iii) the contract or transaction was fair as to the corporation. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or the committee thereof which authorizes, approves or ratifies the contract or transaction.

         (b) Indemnification. The corporation shall indemnify, to the extent permitted by law, any person who is or was a director, officer, agent, fiduciary or employee of the corporation against any claim, liability or expense arising against or incurred by such person as a result of actions reasonably taken by him at the direction of the corporation. The corporation shall further have the authority to the full extent permitted by law to indemnify its directors, officers, agents, fiduciaries and employees against any claim, liability or expense arising against or incurred by them in all other circumstances and to maintain insurance providing such indemnification.

         (c) No Personal Liability for Directors. No director of this corporation shall have any personal liability for monetary damages to the corporation or its shareholders for breach of a fiduciary duty as a director except that this provision shall not eliminate or limit the liability of a director to the corporation or its shareholders for monetary damages for (i) any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) payment of a dividend or approval of a stock repurchase in contravention of C.R.S. , ss.7-5-114, or (iv) any transaction from which the director derives an improper personal benefit.

         (d)  Negation  of  Equitable   Interests  in  Shares  or  Rights.   The
         corporation shall be entitled to treat the registered holder of any shares of the corporation as the owner thereof for all purposes, including all rights deriving from such shares, and the corporation shall not be found to recognize any equitable or other claim to, or interest in, such shares or rights deriving from such shares on the part of any other person including without limiting the generality hereof, a purchaser, assignee or transferee of such shares or rights deriving from such shares, unless and until such other person becomes the registered holder of such shares, whether or not the corporation shall have either actual or constructive notice of the claimed interest of such other person. By way of example and not of limitation, until such other person has become the registered holder of such shares, the person shall not be entitled: to receive notice of the meetings of the shareholders; to vote at such meetings; to examine a list of the shareholders; to be paid dividends or other sums payable to shareholders; or to own, enjoy and exercise any other rights deriving from such shares against the corporation.

     THIRD: The manner in which any exchange, reclassification, or cancellation of issued shares provided for in this Amendment shall be effected, is as follows:

              Each share of the corporation's Common Stock, $.00005 par value issued and outstanding immediately prior to the time of the effectiveness of this Restated Articles of the Corporation (the "Effective Time"), is hereby reclassified and shall be split and converted into one (1) share of the corporation's Common Stock $.003 par value (shares of Common Stock issued and outstanding immediately prior to the Effective Time being hereinafter called "Old Shares" and shares of Common Stock issued and outstanding at or after the Effective Time being herein called "New Shares"); provided, however, that with respect to each holder of Old Shares such reclassification, split and conversion shall be effected on the basis of the total number of Old Shares held by such holder, and if such reclassification, split or conversion would result in any holder of Old Shares becoming the holder of a fractional share interest in a New
         Share, then the number of New Shares in which such holder's whole shares are split and converted shall be rounded upward to the nearest whole share.

              Each holder of certificates representing Old Shares shall be entitled, upon surrender of such certificates to the corporation, or any transfer or exchange agent for cancellation, to receive a new certificate or certificates representing the number of fully paid and non-assessable New Shares into which such Old Shares have been reclassified, split and converted. Until so presented and surrendered, certificates of Old Shares shall, except as provided in the following sentence, be deemed for all purposes to evidence the ownership of the number of New Shares into which such Old Shares have been reclassified, split and converted pursuant to this paragraph. The holder of any certificate of any Old Shares shall not be paid any distribution payable on the Common Stock to which such holder shall otherwise be entitled until such holder surrenders such certificate in exchange for a certificate or certificates representing New Shares.

         FOURTH: The Restated Articles of Incorporation contains amendments to the former Articles of Incorporation, as amended, and such amendments were adopted by the shareholders, the number of votes cast for the amendment by each voting group entitled to vote separately on the amendment was sufficient for approval by that voting group and the shareholders.

         DATED the 27th day of March, 1997.

         ATTEST:                      SYNAPTIX SYSTEMS CORPORATION,
                                      formerly Basic Natural Resources, Inc.

/s/ Christine N. Croneau               /s/ Alan W. Harvey
    Christine N. Croneau, Secretary       Alan W. Harvey, President and Chairman

STATE OF TEXAS                      )
                                    :
COUNTY OF HARRIS                    )

     The foregoing instrument was acknowledged before me on the 27th day of March, 1997, by Alan W. Harvey.

                                      /s/   Sandra J. Gray
                                            Notary Public - State of Texas
                                            Commission Expires: May 20, 1998

EXHIBIT 5

                                                    May 8, 1997






Synaptix Systems Corporation
2450 South Shore Drive, Suite 210
League City, Texas 77573

Gentlemen:

         As  set  forth  in  the   Registration   Statement  on  Form  S-8  (the
"Registration Statement") to be filed by Synaptix Systems Corporation, a Colorado corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to 4,000,000 shares of common stock, par value $.003 per share, of the Company (the "Common Stock") to be issued from time to time pursuant to the Synaptix Systems Corporation 1997 Employee Stock Compensation Plan (the "Compensation Plan") and 4,000,000 shares of Common Stock to be issued from time to time pursuant to the Synaptix Systems Corporation 1997 Incentive Stock Option and Non-Statutory Stock Option Plan (the "Option Plan"), certain legal matters in connection with the Common Stock are being passed upon for you by us.

         The Compensation Plan and Option Plan provides for the grant of awards to selected employees of the Company, including consultants who have provided bona fide services to the Company, and non-employee directors of the Company (other than directors serving on the committee of the Board of Directors selected to administer the Compensation Plan and the Option Plan (the "Committee"). Awards under the Compensation Plan consist of stock awards, which include grants of restricted shares of Common Stock ("Stock Awards"). Options granted under the Option Plan consist of (i) incentive stock options ("Incentive Options") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, and (ii) nonstatutory stock options ("Nonstatutory Options"). As used herein, the term "Options" shall mean Incentive Options and Nonstatutory Options and the term "Option Shares" shall mean the Shares issuable upon the exercise of Options.

Synaptix Systems Corporation
May 8, 1997
Page 2




         In our capacity as your counsel in the connection referred to above, we have examined the Compensation Plan and the Option Plan, the Company's Restated Articles of Incorporation and Bylaws, as amended to date, and have examined the originals, or copies certified or otherwise identified, of corporate records of the Company, including minute books of the Company as furnished to us by the Company, certificates of public officials and of representatives of the Company, statutes and other instruments or documents, as a basis for the opinions hereinafter expressed.

         We have assumed that all signatures on all documents examined by us are genuine, that all documents submitted to us as originals are accurate and complete, that all documents submitted to us as copies are true and correct copies of the originals thereof and that all information submitted to us was accurate and complete.

         Based upon our examination as aforesaid and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

1. The Company is a corporation incorporated and validly existing in good standing under the laws of the State of Colorado.

2. When the Committee has granted Options in accordance with the terms of the Option Plan and has fixed the exercise price therefor, all requisite corporate action on the part of the Company with respect to the authorization of the issuance of the Option Shares subject to such Options will have been taken. Upon the issuance and delivery of such Option Shares upon the exercise of Options in accordance with the Option Plan and for the consideration fixed by the Committee, such Option Shares will be validly issued, fully paid and nonassessable.

3. When the Committee has granted Stock Awards in accordance with the terms of the Plan, all requisite corporate action on the part of the Company with respect to the authorization of the issuance of the Common Stock subject to such Stock Awards will have been taken. Upon the issuance and delivery of such Common Stock in accordance with the Compensation Plan and upon the lapse of any restrictions thereon in accordance with the Compensation Plan, such Common Stock will be validly issued, fully paid and nonassessable.

     At your  request,  this  opinion  is being  furnished  to you for filing as
Exhibit 5 of the Registration Statement.

Synaptix Systems Corporation
May 8, 1997
Page 3



         The opinions set forth above are limited in all respects to matters of federal law as in effect on the date hereof.

                                    Very truly yours,



                                    Rodi, Pollock, Pettker, Galbraith,
                                        & Cahill, a Law Corporation


RPPGC:rcn

EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated December 11, 1996, included in the Synaptix Systems Corporation (formerly Basic Natural Resources, Inc.) Annual Report on Form 10-K for the year ended June 30, 1996, and to all references to our Firm included in this Registration Statement.





SMITH & COMPANY

Salt Lake City, Utah
May 7, 1997

EXHIBIT 23.2

                               CONSENT OF COUNSEL


As special counsel to the Registrant, the undersigned hereby consents to the attachment as an exhibit to this Registration Statement of our opinion letter of May 8, 1997.


RODI, POLLOCK, PETTKER, GALBRAITH
& CAHILL, A LAW CORPORATION

Los Angeles, California
May 9, 1997

EXHIBIT 24

SYNAPTIX SYSTEMS CORPORATION

POWER OF ATTORNEY

(1997 EMPLOYEE STOCK COMPENSATION PLAN)


         WHEREAS, SYNAPTIX SYSTEMS CORPORATION, a Colorado corporation (the "Company"), intends to file with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1993, as amended (the "Act"), one or more Registration Statements, each on Form S-8, (the "Registration Statement"), including in each instance any prospectus included therein (a "Prospectus"), with such amendments (including pre-effective and post-effective amendments) to each such Registration Statement and any supplement or supplements to the Prospectus as may be necessary or appropriate, together with any and all exhibits and documents related to each such Registration Statement or Prospectus, in connection with the registration of shares of common stock, $.003 par value, of the Company and the preference purchase rights appurtenant thereto, to be issued to employees of the Company in connection with the Company's 1997 Employee Stock Compensation Plan;

         NOW, THEREFORE, the undersigned in his capacity as a director or officer or both, as the case may be, of the Company, does hereby appoint Alan W. Harvey and Christine N. Croneau, and each of them severally, his true and lawful attorney or attorneys-in-fact, with power to act with or without the others and with full power of substitution and resubstitution, to execute in his name, place and stead, in his capacity as a director or officer or both, as the case may be, of the Company, each such Registration Statement referred to above, and any and all amendments (including pre-effective and post-effective amendments) thereto, and any supplements to the Prospectus as said attorneys-in-fact or any of them shall deem necessary or appropriate, together with all instruments necessary or incidental in connection therewith, to file the same or cause the same to be filed with the Commission, and to appear before the Commission in connection with any matter relating thereto. Each of said attorneys-in-fact shall have full power and authority to do and perform in the name and on behalf of the undersigned, in any and all capacities, every act whatsoever necessary or desirable to be done, as fully and for all intents and purposes as the undersigned might or could do in person, the undersigned hereby ratifying and approving the acts that said attorneys-in-fact and each of them may lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned has executed this instrument this 5th day of May, 1997.


                                               /s/ Alan W. Harvey
                                                   Alan W. Harvey

SYNAPTIX SYSTEMS CORPORATION

POWER OF ATTORNEY

(1997 EMPLOYEE STOCK COMPENSATION PLAN)


         WHEREAS, SYNAPTIX SYSTEMS CORPORATION, a Colorado corporation (the "Company"), intends to file with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1993, as amended (the "Act"), one or more Registration Statements, each on Form S-8, (the "Registration Statement"), including in each instance any prospectus included therein (a "Prospectus"), with such amendments (including pre-effective and post-effective amendments) to each such Registration Statement and any supplement or supplements to the Prospectus as may be necessary or appropriate, together with any and all exhibits and documents related to each such Registration Statement or Prospectus, in connection with the registration of shares of common stock, $.003 par value, of the Company and the preference purchase rights appurtenant thereto, to be issued to employees of the Company in connection with the Company's 1997 Employee Stock Compensation Plan;

         NOW, THEREFORE, the undersigned in his capacity as a director or officer or both, as the case may be, of the Company, does hereby appoint Alan W. Harvey and Christine N. Croneau, and each of them severally, his true and lawful attorney or attorneys-in-fact, with power to act with or without the others and with full power of substitution and resubstitution, to execute in his name, place and stead, in his capacity as a director or officer or both, as the case may be, of the Company, each such Registration Statement referred to above, and any and all amendments (including pre-effective and post-effective amendments) thereto, and any supplements to the Prospectus as said attorneys-in-fact or any of them shall deem necessary or appropriate, together with all instruments necessary or incidental in connection therewith, to file the same or cause the same to be filed with the Commission, and to appear before the Commission in connection with any matter relating thereto. Each of said attorneys-in-fact shall have full power and authority to do and perform in the name and on behalf of the undersigned, in any and all capacities, every act whatsoever necessary or desirable to be done, as fully and for all intents and purposes as the undersigned might or could do in person, the undersigned hereby ratifying and approving the acts that said attorneys-in-fact and each of them may lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned has executed this instrument this 5th day of May, 1997.


                                                  /s/ Christine N. Croneau
                                                      Christine N. Croneau

SYNAPTIX SYSTEMS CORPORATION

POWER OF ATTORNEY

(1997 EMPLOYEE STOCK COMPENSATION PLAN)


         WHEREAS, SYNAPTIX SYSTEMS CORPORATION, a Colorado corporation (the "Company"), intends to file with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1993, as amended (the "Act"), one or more Registration Statements, each on Form S-8, (the "Registration Statement"), including in each instance any prospectus included therein (a "Prospectus"), with such amendments (including pre-effective and post-effective amendments) to each such Registration Statement and any supplement or supplements to the Prospectus as may be necessary or appropriate, together with any and all exhibits and documents related to each such Registration Statement or Prospectus, in connection with the registration of shares of common stock, $.003 par value, of the Company and the preference purchase rights appurtenant thereto, to be issued to employees of the Company in connection with the Company's 1997 Employee Stock Compensation Plan;

         NOW, THEREFORE, the undersigned in his capacity as a director or officer or both, as the case may be, of the Company, does hereby appoint Alan W. Harvey and Christine N. Croneau, and each of them severally, his true and lawful attorney or attorneys-in-fact, with power to act with or without the others and with full power of substitution and resubstitution, to execute in his name, place and stead, in his capacity as a director or officer or both, as the case may be, of the Company, each such Registration Statement referred to above, and any and all amendments (including pre-effective and post-effective amendments) thereto, and any supplements to the Prospectus as said attorneys-in-fact or any of them shall deem necessary or appropriate, together with all instruments necessary or incidental in connection therewith, to file the same or cause the same to be filed with the Commission, and to appear before the Commission in connection with any matter relating thereto. Each of said attorneys-in-fact shall have full power and authority to do and perform in the name and on behalf of the undersigned, in any and all capacities, every act whatsoever necessary or desirable to be done, as fully and for all intents and purposes as the undersigned might or could do in person, the undersigned hereby ratifying and approving the acts that said attorneys-in-fact and each of them may lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned has executed this instrument this 5th day of May, 1997.


                                           /s/ Edward S. Fleming
                                               Edward S. Fleming

SYNAPTIX SYSTEMS CORPORATION

POWER OF ATTORNEY

(1997 EMPLOYEE STOCK COMPENSATION PLAN)


         WHEREAS, SYNAPTIX SYSTEMS CORPORATION, a Colorado corporation (the "Company"), intends to file with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1993, as amended (the "Act"), one or more Registration Statements, each on Form S-8, (the "Registration Statement"), including in each instance any prospectus included therein (a "Prospectus"), with such amendments (including pre-effective and post-effective amendments) to each such Registration Statement and any supplement or supplements to the Prospectus as may be necessary or appropriate, together with any and all exhibits and documents related to each such Registration Statement or Prospectus, in connection with the registration of shares of common stock, $.003 par value, of the Company and the preference purchase rights appurtenant thereto, to be issued to employees of the Company in connection with the Company's 1997 Employee Stock Compensation Plan;

         NOW, THEREFORE, the undersigned in his capacity as a director or officer or both, as the case may be, of the Company, does hereby appoint Alan W. Harvey and Christine N. Croneau, and each of them severally, his true and lawful attorney or attorneys-in-fact, with power to act with or without the others and with full power of substitution and resubstitution, to execute in his name, place and stead, in his capacity as a director or officer or both, as the case may be, of the Company, each such Registration Statement referred to above, and any and all amendments (including pre-effective and post-effective amendments) thereto, and any supplements to the Prospectus as said attorneys-in-fact or any of them shall deem necessary or appropriate, together with all instruments necessary or incidental in connection therewith, to file the same or cause the same to be filed with the Commission, and to appear before the Commission in connection with any matter relating thereto. Each of said attorneys-in-fact shall have full power and authority to do and perform in the name and on behalf of the undersigned, in any and all capacities, every act whatsoever necessary or desirable to be done, as fully and for all intents and purposes as the undersigned might or could do in person, the undersigned hereby ratifying and approving the acts that said attorneys-in-fact and each of them may lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned has executed this instrument this 5th day of May, 1997.


                                             /s/ Mark F. Walz
                                                 Mark F. Walz